CONSENT OF INDEPENDENT AUDITORS


To Board of Directors
GenesisIntermedia.com, Inc.:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, and in the related Prospectus, of our report, dated August 7, 2000, which appears on page 28 of the Annual Report on Form 10-KSB/A of GenesisIntermedia.com, Inc. and subsidiaries for the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement and in the related Prospectus.




Singer Lewak Greenbaum & Goldstein, LLP
Los Angeles, California
July 10, 2000